Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-144905) and Forms S-8 (Nos. 333-136206 and 333-136207) of Metalico, Inc. of our reports dated March 14, 2008 relating to our audits of the consolidated financial statements and internal control over financial reporting, which appear in the Annual Report on Form 10-K/A of Metalico, Inc. for the year ended December 31, 2007.

/s/ McGladrey & Pullen, LLP
Peoria, Illinois
April 24, 2008

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